EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report of PAMT CORP (the "Company") on Form 10-K for the period ended December 31, 2024, (the "Report") as filed with the Securities and Exchange Commission, each of the undersigned hereby certifies that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PAMT CORP

Dated: March 12, 2025	By:	/s/ JOSEPH A. VITIRITTO
JOSEPH A. VITIRITTO
President and Chief Executive Officer
(principal executive officer)

Dated: March 12, 2025	By:	/s/ LANCE K. STEWART
LANCE K. STEWART
Vice President-Finance, Chief Financial Officer
and Treasurer
(principal accounting and financial officer)